Exhibit 99.1

Agreement Not to Accept the Rescission Offer

The undersigned hereby agree not to accept the Rescission Offer as part of the Registration Statement (Registration Number 333-169507) as filed with the Commission.

By: Daniel Dror, CEO and Chairman      By: Sherry L. McKinzey, CFO       By: S. Scott Gaille                  By: L. Rogers Hardy                      By: William R. Trojan

/s/ Daniel Dror                                      /s/ Sherry L. McKinzey                        /s/ S. Scott Gaille                  /s/ L. Rogers Hardy                          /s/ William R. Trojan

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By: Elkana Faiwusz, CEO of International Diversified Corp. Ltd.

/s/ Elkana Faiwusz

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